                                                                      Exhibit 4B

THE INDEBTEDNESS EVIDENCED BY THIS DEBENTURE AND ANY RIGHTS OR REMEDIES HEREUNDER SHALL BE SUBORDINATE AND JUNIOR TO FIRST VALLEY BANK AND ITS SUCCESSORS AND ASSIGNS TO THE EXTENT AND IN THE MANNER SET FORTH IN A SUBORDINATION AGREEMENT DATED AS OF AUGUST 30, 1995.

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OF THE DEBENTURE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR UPON SATISFACTION BY THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.

                        NOBEL EDUCATION DYNAMICS, INC.

                         SENIOR SUBORDINATED DEBENTURE


$450,000                                           Dated as of August 30, 1995

     FOR VALUE RECEIVED, the undersigned, (i) NOBEL EDUCATION DYNAMICS, INC., a Delaware corporation having an address at Rosetree Corporate Center II, 1400 N. Providence Road, Suite 3055, Media, PA 19063 ("Nobel"), and (ii) Imagine Educational Products, Inc., a Delaware corporation, Bluegrass Real Estate Company, Inc., a Pennsylvania corporation, Merryhill Schools, Inc., a California corporation, and Children's Park, Incorporated, a Delaware corporation (collectively, the entities listed in this clause (ii) shall be referred to as the "Subsidiaries") (collectively, Nobel and the Subsidiaries shall be referred to as the "Borrower"), hereby jointly, severally, and unconditionally promise to pay to the order of ALLIED CAPITAL CORPORATION or its registered assigns (the "Holder"), at its offices located at 1666 K Street, N.W., Suite 901, Washington, D.C. 20006, or such other places the Holder shall from time to time have designated to the Company in writing, the principal amount of FOUR HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($450,000), together with interest thereon, at the times and in the manner hereinafter provided.

     1.   Investment Agreement.  This Debenture is subject to the terms of, and
          --------------------
is one of the four debentures (collectively, the "Debentures") limited in aggregate principal amount to SIX MILLION DOLLARS ($6,000,000) issued by the Borrower pursuant to the Investment Agreement, dated as of August 30, 1995, by and among the Borrower and the lenders named therein, including the initial Holder referenced above (the "Investment Agreement"), a copy of which may be examined during normal business hours at the Company's offices. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Investment Agreement.

     2.   Interest.  From the date hereof and thereafter until repayment of this
          --------
Debenture, interest shall accrue hereunder at the rate of fourteen percent (14%) per annum. Interest shall be calculated on the basis of a 360-day year and shall be computed for each monthly payment period on the basis of 30 days having elapsed.

     3.   Payments.
          --------

          3.1  Payment of Interest.  Commencing on October 1, 1995 and
               -------------------
continuing on the first day of each calendar month thereafter until the Maturity Date (as defined below), the Borrower shall pay to Holder an amount equal to all interest accruing on the principal balance of this Debenture from time to time outstanding.

          3.2  Principal Payments and Payment at Maturity.  Commencing on
               ------------------------------------------
October 1, 2000 and continuing on the first day of each calendar quarter thereafter until the Maturity Date (as defined below), the Borrower shall pay to Holder an additional sum of FIFTY-SIX THOUSAND TWO HUNDRED FIFTY and 00/100 Dollars ($56,250) (i.e., an amount equal to 1/8th of the original principal amount). On or before August 31, 2002 (the "Maturity Date") or upon the acceleration of this Debenture, the Borrower will pay to Holder the entire principal amount of this Debenture then outstanding, together with all accrued and unpaid interest thereon.

          3.3  Other Payment Provisions.  All payments of principal and interest
               ------------------------
hereunder shall be payable to the Holder in lawful money of the United States of America not later than 2 p.m. on the date when due, without any offset or deduction whatsoever. Any payment coming due on a day which is not a business day within the District of Columbia shall be made on the next succeeding such business day, and any such extension of the time of payment shall be included in the computation of interest hereunder.

          3.4  Penalty.  If any payment of principal or interest due under this
               -------
Debenture shall be overdue, such overdue amount shall bear interest from and after the date due, to and including the date when paid in full, at a rate equal to the lesser of (i) the maximum rate allowed by law and (ii) fifteen percent (15%) per annum.

          3.5  Prepayments.  The unpaid principal amount of this Debenture and
               -----------
any accrued and unpaid interest thereon may be prepaid, in whole or in part, at any time upon 10 days prior written notice to Holder, without penalty or premium. Such prepayments shall be credited against principal in inverse order of maturity. Prepayments made without the required notice will not be credited against principal until 10 days after receipt.

          3.6  Due on Sale.  Notwithstanding anything herein or in the
               -----------
Investment Agreement to the contrary, the entire indebtedness hereunder shall become due and payable upon the earlier of the Maturity Date or a Transfer of the Company's Business, as defined in Section 1.01 of the Investment Agreement.

     4.   Collateral.  Pursuant to the terms of the Investment Agreement and
          ----------
certain Security Documents executed and delivered pursuant thereto, this Debenture is secured by the Collateral.

     5.   Subordination.  The indebtedness represented by this Debenture is
          -------------
subordinate to the Senior Debt of the Borrower in accordance with the terms of the Investment Agreement, and the Subordination Agreement among the Borrower, the Holder, and other holders of the Debentures and First Valley Bank.

     6.   No Assignment by Borrower.  The Borrower shall not assign any of its
          -------------------------
rights under this Debenture nor delegate any of its duties under this Debenture without the prior written consent of Holder. Holder may freely assign its rights hereunder.

     7.   Covenants and Agreements.  The Borrower covenants and agrees that, so
          ------------------------
long as any indebtedness is outstanding hereunder, it will, unless the Holder shall otherwise consent prior thereto in writing, comply with and perform each of the covenants and agreements set forth in the Investment Agreement, which provisions are incorporated herein by this reference as if set forth at length herein.

     8.   Default and Acceleration.
          ------------------------

          8.1  Events of Default.  Upon the occurrence of any Event of Default
               -----------------
described in Article VIII of the Investment Agreement, then a default may be declared hereunder at the option of the Holder, without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived). In such event, the Holder shall be entitled to exercise any or all of the rights and remedies described in Article IX of the Investment Agreement, at its option, in addition to such other rights and remedies as may be provided for in other Security Documents or as may be available at law or in equity. At any time after a declaration of default hereunder, but before a judgment or decree for the payment of money has been obtained, the Holder may, by written notice, rescind the declared default if the Borrower has paid a sum sufficient to pay all overdue interest and overdue principal amounts, all interest on the overdue installments of interest and/or principal at the penalty rate, and the Holder's reasonable costs of enforcing its rights hereunder (including attorneys' fees and disbursements).

          8.2  No Waiver.  No course of dealing between the Holder and any other
               ---------
party hereto or any failure or delay on the part of the Holder in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Holder under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

     9.   Definitions.  The term "indebtedness" as used herein shall mean the
          -----------
indebtedness evidenced by this Debenture, including principal, interest and expenses whether contingent, now due or hereafter to become due, and whether heretofore or contemporaneously herewith or hereafter contracted.

     10.  Confession of Judgment.  If payment of the indebtedness evidenced by
          ----------------------
this Debenture, or any part thereof, shall not be made when due and at maturity, by acceleration or otherwise, the Borrower hereby authorizes and empowers any attorney of any court of record in the United States to appear for all of the undersigned in court, or before any clerk thereof, and confess judgment against the undersigned in favor of the Holder of this Debenture for the amount due thereon with interest and costs.

     11.  Waiver of Trial by Jury.  The Borrower agrees that any suit, action or
          -----------------------
proceeding, whether claim or counterclaim, brought or instituted by the Holder on or with respect to this Debenture or any event, transaction or occurrence arising out of or in any way connected with the Investment Agreement or the dealing of the parties with respect thereto , shall be tried only by a court and not by a jury. THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. The Borrower acknowledges and agrees that the Holder would not extend credit under the Investment Agreement to the Borrower and would not purchase this Debenture if this waiver of jury trial were not part of the Investment Agreement and this Debenture.

     12.  Venue; Service of Process.  Venue for any adjudication hereof shall be
          -------------------------
only in the courts of the State of Maryland or the Federal courts in the State of Maryland, the jurisdiction of which courts all parties hereby consent to as the agreement of the parties, as not inconvenient and as not subject to review by any court other than such courts in Maryland. The Company intends that the courts of the jurisdiction(s) in which the Company is incorporated and conducts business should afford full faith and credit to any judgment rendered by a court of the State of Maryland against the Company hereunder, and should hold that the Maryland courts have jurisdiction to enter a valid, in personam judgment against
                                                    -- --------
the Company hereunder. The Company agrees that service of any summons or complaint, and other process which may be served in any action, may be made by mailing via registered mail or delivering a copy of such process to the Company, and the Company hereby agrees that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of Holder.

     13.  Controlling Law.  This Debenture and all matters related hereto shall
          ---------------
be governed in accordance with the laws of the State of Maryland, without regard to its principles of conflicts of law.

                        {Signatures on pages following}

          IN WITNESS WHEREOF, the undersigned have duly caused this instrument to be executed and delivered as of the date first above written.


WITNESS/ATTEST:                     "COMPANY":

                                    NOBEL EDUCATION DYNAMICS, INC.
                                    a Delaware corporation


      XXX                                    XXX
By:-------------------------        By:-------------------------(SEAL)
                                          President


                                    IMAGINE EDUCATIONAL PRODUCTS, INC.
                                    a Delaware corporation


      XXX                                    XXX
By:-------------------------        By:-------------------------(SEAL)
                                          President


                                    BLUEGRASS REAL ESTATE COMPANY, INC.
                                    a Pennsylvania corporation


      XXX                                    XXX
By:-------------------------        By:-------------------------(SEAL)
                                          President


                                    MERRYHILL SCHOOLS, INC.
                                    a California corporation


      XXX                                    XXX
By:-------------------------        By:-------------------------(SEAL)
                                          President

                      (Signatures continued on next page.)

                                    CHILDREN'S PARK, INCORPORATED
                                    a Delaware corporation


      XXX                                    XXX
By:-------------------------        By:-------------------------(SEAL)
                                          President




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